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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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☒	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12
Citizens Bancshares Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CITIZENS BANCSHARES CORPORATION
75 Piedmont Avenue, N.E.
Atlanta, Georgia 30303
(678) 406-4000

April 18, 2008

To the Shareholders of CITIZENS BANCSHARES CORPORATION:

        You are cordially invited to attend the Annual Shareholders' Meeting of Citizens Bancshares Corporation (the "Company") to be held on Wednesday, May 28, 2008. Official Notice of the meeting, the Proxy Statement of management of the Company and the Company's 2007 Annual Report accompany this letter.

        The principal purpose of the meeting is to elect directors of the Company for the coming year. We will also review the operations and recent developments of the Company and the Bank for the past year.

        Whether or not you plan to attend the meeting, please mark, date and sign the enclosed form of proxy and return it to the Company in the envelope provided as soon as possible so that your shares can be voted at the Annual Meeting.

                      Very truly yours,

                      James E. Young
                       President and Chief Executive Officer

CITIZENS BANCSHARES CORPORATION
75 Piedmont Avenue, N.E.
Atlanta, Georgia 30303
(678) 406-4000

NOTICE OF THE ANNUAL MEETING TO
BE HELD MAY 28, 2008

To the Shareholders of CITIZENS BANCSHARES CORPORATION:

        Notice is hereby given that the Annual Shareholders' Meeting of Citizens Bancshares Corporation will be held on Wednesday, May 28, 2008, at 10:30 a.m., at Atlanta Life Financial Group, Herndon Plaza, 100 Auburn Avenue, N.E., Atlanta, Georgia, for the following purpose:

  (1)
  To elect two (2) Class III directors to serve a three-year term expiring at the 2011 annual meeting.

  (2)
  To transact such other business as may properly come before the meeting or any adjournments thereof.

        The Board of Directors has fixed the close of business on April 18, 2008 as the record date for the determination of shareholders entitled to notice of and to vote at the meeting.

        All shareholders are requested to mark, date, sign and return the enclosed form of proxy as soon as possible. If you attend the meeting and wish to vote your shares in person, you may do so at any time before the proxy is exercised.

                      By Order of the Board of Directors,

                      James E. Young
                       President and Chief Executive Officer

April 18, 2008

PROXY STATEMENT
OF
CITIZENS BANCSHARES CORPORATION
for the Annual Meeting to be Held
May 28, 2008

INTRODUCTION

Time and Place of Meeting

        This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Shareholders' Meeting and at any adjournments thereof. The Shareholders' Meeting will be held on Wednesday, May 28, 2008, at 10:30 a.m., at Atlanta Life Financial Group, Herndon Plaza, 100 Auburn Avenue, N.E., Atlanta, Georgia.

Purpose of Meeting

        The purpose of the Annual Shareholders' Meeting of the Company is to elect two (2) Class III directors who will serve a three year term expiring at the 2011 annual meeting.

Record Date and Voting Rights

        Each shareholder of record of the Company at the close of business on April 18, 2008 (the "Record Date") is entitled to notice of and to vote at the Shareholders' Meeting. As of the close of business on the Record Date, the Company had (i) 20,000,000 shares of common stock ("Common Stock"), $1.00 par value, authorized, of which 2,004,635 shares of Common Stock were issued and outstanding and held of record by 1,442 shareholders, and (ii) 5,000,000 shares of non-voting common stock, $1.00 par value, of which 90,000 were issued and held by one shareholder. Each share of Common Stock is entitled to one vote on matters to be presented at the meeting.

Requirements for Shareholder Approval

        A quorum will be present at the meeting if a majority of the outstanding shares of common stock is represented in person or by valid proxy. Abstentions and broker non-votes, which are described below, will be counted in determining whether a quorum exists. Only those votes actually cast for the election of a Director, however, will be counted for purposes of determining whether a particular Director nominee receives sufficient votes to be elected. To be elected, a Director nominee must receive more votes than any other nominee for the same seat on the Board of Directors. As a result, if you withhold your vote as to one or more nominees, it will have no effect on the outcome of the election unless you cast that vote for a competing nominee. At the present time, we do not know of any competing nominees.

        Abstentions.    A shareholder who is present in person or by proxy at the annual meeting and who abstains from voting on any or all proposals will be included in the number of shareholders present at the annual meeting for the purpose of determining the presence of a quorum. Abstentions do not count as votes in favor of or against a given matter.

        Broker Non-Votes.    Brokers who hold shares for the accounts of their clients may vote these shares either as directed by their clients or in their own discretion if permitted by the exchange or other organization of which they are members. Proxies that contain a broker vote on one or more proposals but no vote on others are referred to as "broker non-votes" with respect to the proposal(s) not voted upon. Broker non-votes are included in determining the presence of a quorum. A broker non-vote, however, does not count as a vote in favor of or against a particular proposal for which the broker has no discretionary voting authority.

        Approval of any other matter that may properly come before the annual meeting requires the affirmative vote of a majority of shares of common stock present in person or by proxy and entitled to vote on the matter. Abstentions and broker non-votes will be counted in determining the minimum number of votes required for approval and will, therefore, have the effect of negative votes.

Procedures for Voting by Proxy

        If you properly sign, return and do not revoke your proxy, the persons appointed as proxies will vote your shares according to the instructions you have specified on the proxy. If you sign and return your proxy but do not specify how the persons appointed as proxies are to vote your shares, your proxy will be voted FOR the election of the director nominees and in the best judgment of the persons appointed as proxies as to all other matters properly brought before the meeting. If any nominee for election to the board of directors named in this proxy statement becomes unavailable for election for any reason, the proxy will be voted for a substitute nominee selected by the board of directors.

        Revocation of Proxies.    A shareholder who has given a proxy may revoke it at any time prior to its exercise at the annual meeting by:

  •
  Giving written notice of revocation to the Company;

  •
  Properly submitting to the Company a duly executed proxy bearing a later date; or

  •
  Attending the annual meeting and voting in person.

        All written notices of revocation and other communications concerning proxies should be sent to: Citizens Bancshares Corporation, 75 Piedmont Avenue, Atlanta, Georgia 30303; Attention: Cynthia N. Day.

Solicitation of Proxies

        Solicitation of proxies may be made in person or by mail, telephone or facsimile by directors, officers and regular employees of the Company or Citizens Trust Bank (the "Bank") who will not be specially compensated for such solicitations. Brokerage houses, nominees, fiduciaries and other custodians will be requested to forward solicitation materials to beneficial owners and to secure their voting instructions, if necessary, and will be reimbursed for their expenses incurred in sending proxy materials to beneficial owners. The Company will bear the cost associated with solicitation of proxies and other expenses associated with the Shareholders' Meeting.

PROPOSAL—ELECTION OF DIRECTORS

Nominees

        The Board proposes to elect two (2) Class III directors who will serve a three-year term expiring at the 2011 annual meeting. If any of these nominees should become unavailable to serve as a director (which is not now anticipated), then the persons named as proxies reserve full discretion to vote for any other person or persons as may be nominated by the Board of Directors. To be elected, a director nominee must receive more votes than any other nominee for a particular seat on the board of directors.

        The table below sets forth for each director nominee (a) the person's name, (b) his or her age at March 1, 2008, (c) the year he or she was first elected as a director, and (d) his or her position with the Company other than as a director and his or her other business experience for the past five years.

DIRECTOR NOMINEES

Class III Directors
(To Serve a Term Expiring in 2011)

Name	Age	Year First Elected	Position with the Company;(1) Business Experience
Stephen A. Elmore	56	2003	Certified Public Accountant; Certified Bank Auditor; and a Partner in the firm of Smiley-Smith & Bright, CPA's whose practice is limited to Expert Witness Testimony, Forensic Accounting and Other Litigation Support Services. Previously a Business and Financial Consultant specializing in community bank training in the areas of internal audit, risk assessment and regulatory compliance; Previously General Auditor of Wachovia Bank of Georgia, NA and Deputy General Auditor of Wachovia Corporation; and previously an audit manager in the financial services division of Arthur Andersen & Co.
Donald Ratajczak	65	2003
			Consulting Economist; previously Chairman and Chief Executive Officer of Brainworks Ventures, Inc.; also serves as a Director of AssuranceAmerica Corporation; Ruby Tuesday, Inc., a food service company; and Crown Craft, a distributor of children's textile products; previously Director of the Economic Forecasting Center at Georgia State University

(1)
All directors of the Company also serve on the Board of Directors of Citizens Trust Bank.

CONTINUING DIRECTORS

Class I Directors
(Term Expires 2009)

Name	Age	Year First Elected	Position with the Company;(1) Business Experience
James E. Young	58	1998	President and Chief Executive Officer of the Company and Citizens Trust Bank
Ray Robinson	60	2000
			Serves as director of ChoicePoint, Inc.; Avnet, Inc.; Acuity Brands, Inc.; American Airlines; and Aaron Rents; also serves as Vice-Chairman of the East Lake Foundation; previously Chairman of the East Lake Foundation and previously President of AT&T Southern Region
H. Jerome Russell	45	2000	President of H.J. Russell & Company and Russell New Urban Development, LLC; previously served as President of City Beverage Company

(1)
All directors of the Company also serve on the Board of Directors of Citizens Trust Bank.

Class II Directors
(Term Expires 2010)

Name	Age	Year First Elected	Position with the Company;(1) Business Experience
Robert L. Brown	56	2000	Principal, R.L. Brown & Associates (architectural and construction management)
C. David Moody	51	2000	President and Chief Executive Officer of C.D. Moody Construction Company
Mercy P. Owens	60	2004	Retired Senior Vice President, Wachovia Bank, N.A.
James E. Williams	59	2004	President of Williams Communications Systems; Partner of Integrated Communications Networks; retired Executive Vice President of Turner Broadcasting Systems.

(1)
All directors of the Company also serve on the Board of Directors of Citizens Trust Bank.

        THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF EACH DIRECTOR NOMINEE NAMED ABOVE.

Information About the Board of Directors and Its Committees

        Our Board of Directors.    We are governed by a Board of Directors and various committees of the Board that meet throughout the year. We currently have nine (9) directors, each of whom serves for a three-year term unless such director resigns or is removed. Directors fulfill their responsibilities throughout the year at board and committee meetings and also through telephone contact and other communications with the chairman and chief executive officer and other officers. During the year ended December 31, 2007, the Board of Directors of the Company and the Bank held ten meetings. All directors attended at least 75% of the Board meetings and the meetings of each committee of the Board of which he or she is a member.

        Director Independence.    The Board of Directors has determined that, with the exception of Mr. Young, all directors are independent pursuant to the independence standards of the Nasdaq Stock Market. In determining that each director could exercise independent judgment in carrying out his or her responsibilities, the Board of Directors considered any transactions, relationships and arrangements between the Company or the Bank and the director and his or her family.

        Audit and Compliance Committee.    The Audit and Compliance Committee is responsible for engaging, overseeing and compensating the Company's independent auditors, pre-approving all allowable audit services, reviewing with the Company's independent accountants their audit plan, the scope and results of their audit engagement and the accompanying management letter, if any; reviewing and approving related party transactions; reviewing the scope and results of the Company's internal auditing procedures; consulting with the independent accountants and management with regard to the Company's accounting methods and the adequacy of the Company's internal accounting controls; reviewing the independence of the independent accountants; and reviewing the range of the independent accountants' audit and non-audit fees. Audit and Compliance Committee members are Stephen A. Elmore (Chairman), Robert L. Brown, Mercy P. Owens, and James E. Williams.

        The Board of Directors has determined that each Audit and Compliance Committee member is independent in accordance with the recently amended Nasdaq Stock Market listing standards and applicable Securities and Exchange Commission ("SEC") regulations. None of the members of the Audit and Compliance Committee has participated in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during the past three years. The Board has also determined that Stephen A. Elmore meets the criteria specified under applicable SEC regulations for an "audit committee financial expert" and that all of the Committee members are financially sophisticated. During the fiscal year ended December 31, 2007, the Audit and Compliance Committee met eight times. The Audit and Compliance Committee has a charter, and a copy of the charter is posted on our website at www.ctbconnect.com.

        Personnel and Compensation Committee.    The Executive Committee serves as the Personnel and Compensation Committee of the Board of Directors of the Company and establishes the general compensation policies of the Company, establishes the compensation plans and specific compensation levels for the Chief Executive Officer and other executive officers and awards stock-based compensation to executive officers and employees of the Company. The committee generally is responsible for the compensation and benefit plans for all employees and is directly accountable for reviewing and monitoring compensation and benefit plans, and payment and awards under those plans, for the Company's senior executives. In carrying out these responsibilities, the committee reviews the design of all compensation and benefit plans applicable to executive officers, determines base salaries, reviews incentive plan performance measures, establishes incentive targets, approves cash incentive awards based on performance, grants stock options and other long-term incentives, and monitors the administration of the various plans. In all of these matters, the committee's decisions are reviewed and approved or ratified by the Board of Directors.

        The members of this Committee are Ray Robinson (Chairman), Stephen A. Elmore, C. David Moody, H. Jerome Russell, James E. Williams and James E. Young. All of the committee members except Mr. Young are independent directors in accordance with Nasdaq Stock Market listing standards.

        Governance and Nominating Committee.    The Governance and Nominating Committee identifies individuals qualified to become directors of the Company and selects or recommends to the Board the director nominees for the next annual shareholders' meeting. The Committee also sets director compensation and is responsible for reviewing the performance of the board and other standing committees. The Committee consists of James E. Williams (Chairman), Mercy P. Owens, and Robert L. Brown. All of the committee members are independent directors in accordance with Nasdaq Stock Market listing standards. The Committee has a charter that is posted on our website at www.ctbconnect.com.

Audit and Compliance Committee Report

        The Audit and Compliance Committee reports as follows with respect to the audit of the Company's 2007 audited consolidated financial statements.

  •
  The Committee has reviewed and discussed the Company's 2007 audited consolidated financial statements with the Company's management;

  •
  The Committee has discussed with the independent auditors, Elliott Davis, LLC, the matters required to be discussed by SAS 61, which include, among other items, matters related to the conduct of the audit of the Company's consolidated financial statements;

  •
  The Committee has received written disclosures and the letter from the independent auditors required by ISB Standard No. 1, which relates to the auditor's independence from the corporation and its related entities, and has discussed with the auditors the auditors' independence from the Company; and

  •
  Based on review and discussions of the Company's 2007 audited consolidated financial statements with management and discussions with the independent auditors, the Audit Committee recommended to the Board of Directors that the Company's 2007 audited consolidated financial statements be included in the Company's Annual Report on Form 10-K.

March 26, 2008	Audit and Compliance Committee
Stephen A. Elmore, Chairman Robert L. Brown Mercy P. Owens James E. Williams

Executive Officers

        The table set forth below shows for each executive officer of the Company (a) the person's name, (b) his or her age at March 1, 2008, (c) the year he or she was first elected as an officer of the Company, and (d) his or her present position with the Company and the Bank and other business experience for the past five years, if he or she has been employed by the Company or the Bank for less than five years.

Name	Age	Year First Elected	Position with the Company
James E. Young	58	1998	President and Chief Executive Officer of the Company and the Bank
Cynthia N. Day	42	2003	Senior Executive Vice President and Chief Operating Officer of the Company and the Bank; previously, Executive Vice President of Citizens Federal Savings Bank, Birmingham, Alabama (1993-2003)
Samuel J. Cox	50	1998	Executive Vice President and Chief Financial Officer of the Company and the Bank
Robert E. Nesbitt	53	2004	Alabama Division President of the Bank; previously, President and Chief Executive Officer of Alamerica Bank, Birmingham, Alabama (2000-2003)
Kevin J. Wilson	46	2007
			Executive Vice Present and Chief Credit Officer of the Bank; previously, Vice President of Georgia Banking Company (2007) and Vice President and Chief Credit Officer of Shorebank, Chicago, Illinois (2003-2005)

        We have adopted a Code of Business Conduct and Ethics (the "Code") that applies to all of our principal executive, financial and accounting officers. We believe the Code is reasonably designed to deter wrongdoing and to promote honest and ethical conduct, including: the ethical handling of conflicts of interest; full, fair and accurate disclosure in filings and other public communications made by us; compliance with applicable laws; prompt internal reporting of violations of the Code; and accountability for adherence to the Code. A copy may be obtained on our website at www.ctbconnect.com. A copy may also be obtained, without charge, upon written request addressed to Citizens Bancshares Corporation, 75 Piedmont Avenue, Atlanta, Georgia 30303, Attention: Corporate Secretary. The request may be delivered by letter to the address set forth above or by fax to the attention of the Company's Corporate Secretary at (404) 575-8311.

EXECUTIVE COMPENSATION

Summary Compensation Table

        The following table sets forth various elements of compensation awarded to or paid by us for services rendered in all capacities during the last fiscal year to our own Chief Executive Officer and the three other most highly compensated executive officers whose total compensation exceeded $100,000 for services rendered during the fiscal year of 2007.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards(1) ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation(2) ($)	Total ($)

James E. Young President and Chief Executive Officer	2007 2006	237,744 226,513	13,433 —	— —	27,684 25,308	24,100 70,132	32,120 69,198	17,568 12,198	352,649 403,349

Cynthia N. Day Senior Executive Vice President and Chief Operating Officer	2007 2006	173,888 167,350	8,629 —	— —	4,494 2,297	15,700 45,050	7,882 46,512	12,091 4,516	222,684 265,725

Robert E. Nesbitt Alabama Division President	2007 2006	142,636 137,196	5,248 —	— —	4,347 2,297	6,500 27,398	— —	2,441 616	161,172 167,507

Samuel J. Cox Executive Vice President and Chief Financial Officer	2007 2006	119,025 112,134	4,483 —	— —	4,038 2,135	6,400 23,367	4,872 13,507	5,456 3,670	144,274 154,813

(1)
Option Awards represent the dollar amount of prior year option grants awarded that vested in 2007, computed in accordance with FAS 123R. See Note 10 to the financial statements contained in our Annual Report on Form 10-K for the period ended December 31, 2007 for additional information regarding the calculation of these amounts.

(2)
All Other Compensation include payments for disability and term life insurance, 401(k) matching contributions, the economic value of the BOLI that is reportable as income to the insured, and country club dues for Mr. Young and Ms. Day.

        The following table sets forth information at December 31, 2007, and for the fiscal year then ended, concerning stock options granted to the executive officers listed in the Summary Compensation Table. We have not granted any stock appreciation rights, restricted stock or stock incentives other than stock options.

Outstanding Equity Awards at Fiscal Year End Table

Option Awards

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)		Option Expiration Date

James E. Young	17,500 8,876 15,000 1,200 600 —	— — — 600 1,200 10,000	— — — — — —	$ $ $ $ $ $	9.88 7.00 11.89 13.41 11.45 10.50	1/29/2008 1/15/2012 1/20/2014 4/24/2015 4/30/2016 4/24/2017

Cynthia N. Day	933 553 —	467 1,108 5,000	— — —	$ $ $	13.41 11.45 10.50	4/24/2015 4/30/2016 4/24/2017

Robert E. Nesbitt	933 517 —	467 1,034 2,500	— — —	$ $ $	13.41 11.45 10.50	4/24/2015 4/30/2016 4/24/2017

Samuel J. Cox	867 480 —	434 961 2,500	— — —	$ $ $	13.41 11.45 10.50	4/24/2015 4/30/2016 4/24/2017

Employment Agreements and Change-In-Control Agreements

        Employment Agreement.    After the merger of First Southern Bancshares, Inc. with and into the Company, which was effective on January 30, 1998, James E. Young became President and Chief Executive Officer of the Company. Mr. Young entered into an employment agreement with the Company. The salary provision of the employment agreement is reviewed annually by the Board of Directors and increased in an amount as may be determined by the Board. The agreement also provided for incentive compensation contingent upon certain performance goals being met and granted to Mr. Young an option to purchase 17,500 shares of Common Stock with a vesting period over a five-year term at an exercise price of $9.88 per share.

        Change in Control Agreement.    The Company has entered into Change in Control Agreements with the executive officers covered in this report to provide benefits to the executive officers in the event of a change in control of the Company. The agreements will remain in effect for two years following a change in control. Pursuant to the agreement, if the executive is involuntarily terminated without cause or resigns for good reason (defined as a material diminution of the executive's responsibilities or duties, a material reduction in base salary, incentive and/or benefits, an elimination of benefit or incentive programs in which the executive participates without availability of comparable replacement programs, or a change of place of employment to more than 50 miles from the current business office), the executive will receive a lump sum amount equal to 2.5 times the executive's annual base salary for Mr. Young, 1.5 times the base salary for Ms. Day, and one time the base salary for Messrs. Cox and Nesbitt, as well as the continuation of certain employee welfare benefits for a period of 12 months and a payment equal to the executive's cost of COBRA continuation health coverage for a period of 12 months. The executive will accordingly be subject to non-competition and non-solicitation provisions during the 12 months following termination or resignation for good cause.

        In the case of Mr. Young, the provisions of the change in control agreement relating to severance benefits supersede and replace the provisions relating to severance benefits contained in his employment agreement described above. The non-competition and non-solicitation provisions supplement the restrictive covenants contained in his employment agreement.

Director Compensation

        The Director Compensation Program is intended to (a) provide an incentive to directors to stimulate their efforts toward the continued growth and success of the Company and to oversee and help manage the business in a manner that will provide for the long-term growth and profitability of the Company; (b) encourage stock ownership by directors by providing them with a means to have a proprietary interest in the Company by acquiring shares of Stock and (c) provide a means of rewarding, attracting, and retaining quality directors.

        During 2007, the Director Compensation program included four elements: cash compensation, stock retainer, voluntary deferred compensation, and a supplemental retirement plan. All Directors receive cash compensation and stock retainer. For Board and Committee service, our non-executive directors received a mix of retainer and fees, paid in stock and cash. The Director Cash Compensation structure was based on Board and Committee assignments. Directors were required to serve on at least two standing committees and expected to attend all regular scheduled committee and board meetings. Directors were paid monthly based on assignments and the monthly compensation ranged from $675 to $1,750. The Directors were also paid for special called meetings if the total number of Board and/or Committee meetings exceeded the number of meetings scheduled for 2006. For additional Board meetings, the Chair received a fee of $1,000 and other Directors received $300. For an additional Committee meeting, the Committee Chair received a fee of $500 and Committee Members received $250. Directors were also paid $300 for each training session attended. Two training session were scheduled during 2007. In addition, each director received a quarterly retainer of $750 paid in shares of stock after the end of each quarter plus a $225 cash payment each quarter to offset the tax on the stock grants.

        The Company maintains a voluntary deferred compensation plan whereby a Director may elect to defer current Director fees on a tax-deferred basis into a liability account on the Company's books. The liability account balance accrues interest, also on a tax-deferred basis, at the rate of the one year Treasury Bill, but with a minimum of 6%. During 2007, three Directors participated in this plan (Mercy Owens, Donald Ratajczak, and James Williams).

        Directors serving on the Board during 2007 and completing the plan entry requirements at the time of joining the Board participate in a non-qualified Director Supplemental Retirement Plan that provides supplemental retirement benefits as part of the Company's total compensation package. The Supplemental Retirement Plan is not available to Directors who may join the Board after December 2006. While the eligible Director serves on the Board, the excess of the annual earnings of the insurance policy (purchased to provide the benefit) over the Bank's cost of funds for the plan year are accrued into a liability account in the Director's name. Once the Director retires, at age 65 or later (Donald Ratajczak retirement age is 70), that liability account is paid out at a rate of 10% per year for 10 years and combined with the annual post-retirement benefit equal to the excess of the annual earnings of the insurance policy over the Bank's cost of funds for the plan year. The pre-retirement earnings end after 10 years; however, the post retirement benefit will be paid for life. The plan also includes a life insurance benefit to eligible participants. If insurable, the Director names a beneficiary to 80% of the net at risk insurance portion of the proceeds. The 80% portion, once vested, is a lifetime benefit.

        The Governance and Nominating Committee reviews the Director Compensation Plan on a regular basis and makes recommendations for changes appropriate to ensure the plan is competitive with market director compensation practices.

Director Compensation Table

Name	Fees earned or paid in cash ($)	Stock Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non-Qualified Deferred Comp Earnings ($)	All Other Compensation(2) ($)	Total ($)

Robert L. Brown	17,750	3,000	—	5,212	163	26,125

Stephen Elmore	21,000	3,000	—	5,955	—	29,955

C. David Moody	18,000	3,000	—	4,156	232	25,388

Mercy P. Owens(1)	11,700	3,000	—	3,175	966	18,841

Ray Robinson	26,400	3,000	—	3,707	184	33,291

Donald Ratajczak(1)	5,400	3,000	—	7,653	1,412	17,465

H. Jerome Russell	19,500	3,000	—	1,635	131	24,266

James E. Williams(1)	8,400	3,000	—	3,219	2,469	17,088

(1)
Director participates in the Company's deferred compensation savings plan.

(2)
All Other Compensation represents the economic value of the BOLI that is reportable as income to the insured and the interest earned on the deferred compensation savings plan.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        The Company's directors and principal officers, their immediate family members and certain companies and other entities associated with them, have been customers of and have had banking transactions with the Bank and are expected to continue such relationships in the future. In the opinion of management, the extensions of credit made by the Bank to such individuals, companies and entities (a) were made in the ordinary course of business, (b) were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and (c) did not involve more than a normal risk of collectibility or present other unfavorable features.

Related Party Transaction Approval Policies and Procedures

        We define a "related party transaction" as a transaction in which we participate and in which any related party has a direct or indirect material interest, other than (1) transactions available to all employees or customers generally, (2) transactions involving less than $120,000 when aggregated with all similar transactions, or (3) loans made by Citizens Trust Bank in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to the lender, and not involving more than the normal risk of collectibility or presenting other unfavorable features.

        We recognize that related party transactions can present potential or actual conflicts of interest and create the appearance that the Company's decisions are based on considerations other than our best interests and that of our shareholders. Therefore, the Company and the Bank do not engage in related party transactions. Because of our position regarding related party transactions, we do not believe that we need a written policy regarding related party transactions at this time.

        If a situation were to arise in which a related party transaction might be considered, such a transaction would be presented to the board for approval by a majority of the disinterested directors who would determine whether the transaction would be in the best interest of and the most advantageous course of action for the Company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
MANAGEMENT AND RELATED STOCKHOLDER MATTERS

Principal Holders of Common Stock

        The following table sets forth the persons who beneficially owned, at March 31, 2008, more than five percent of outstanding shares of Common Stock to the best information and knowledge of the Company. Unless otherwise indicated, each person is the record owner of and has sole voting and investment powers over his shares.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Herman J. Russell 504 Fair Street, S.W. Atlanta, Georgia 30313	594,181	29.61%
Hot Creek Capital, LLC 6900 South McCarran Boulevard Reno, Nevada 89509	181,850	9.06%
Federal National Mortgage Association(1) 3900 Wisconsin Avenue, NW Washington, DC 20016	105,208	5.24%

    (1)
    Fannie National Mortgage Association also owns 90,000 shares of nonvoting Common Stock.

Common Stock Owned by Management

        The following table sets forth the number and percentage ownership of shares of Common Stock beneficially owned by each director of the Company and by all directors and principal officers as a group, at March 31, 2008. Unless otherwise indicated, each person is the record owner of and has sole voting and investment powers over his or her shares.

Name of Director	Number of Shares Beneficially Owned(1)		Percent Of Class
Robert L. Brown 1394 Doe Valley Drive Lithonia, Georgia 30058	9,693		*
Stephen A. Elmore 115 Shady Brook Walk Fairburn, Georgia 30213	1,322		*
C. David Moody 6017 Redan Road Lithonia, Georgia 30058	52,333	(2)	2.61%
Mercy P. Owens 3156 Center Way Duluth, Georgia 30097	936		*
Donald Ratajczak 1681 Lady Marian Lane Atlanta, Georgia 30309	5,823		*
Ray Robinson 3445 Peachtree Road, NE Suite 175 Atlanta, Georgia 30324	4,096		*
H. Jerome Russell 504 Fair Street Atlanta, Georgia 30313	7,637		*
James E. Williams 4187 Sandy Lake Drive Lithonia, Georgia 30038	937		*
James E. Young 647 Master Drive Stone Mountain, Georgia 30032	55,782	(3)	2.78%
All directors and principal officers as a group (12 persons)	156,275		7.80%

    *
    Represents less than 1%.

    (1)
    The information shown above is based upon information furnished to the Company by the named persons. Information relating to beneficial ownership of Common Stock is based upon "beneficial ownership" concepts set forth in rules promulgated under the Securities Act of 1934, as amended. Under such rules a person is deemed to be a "beneficial owner" of a security if that person has or shares "voting power," which includes the power to dispose or to direct the voting of such security, or "investment power," which includes the power to dispose or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any security of which that person has the right to acquire beneficial ownership within 60 days. Under the rules, more than one person may be deemed to be a beneficial owner of the same securities. The shares of Common Stock issuable upon exercise of the vested portion of any outstanding options held by the indicated named persons are assumed to be outstanding for the purpose of determining the percentage of shares beneficially owned by those persons.

    (2)
    Consists of (a) 4,657 shares owned of record by Mr. Moody, (b) 2,340 shares owned jointly with his spouse, (c) 38,981 shares owned by C.D. Moody Construction Company, a company controlled by Mr. Moody, and (d) 6,355 shares owned by his spouse.

    (3)
    Consists of (a) 13,206 shares owned of record by Mr. Young and (b) currently exercisable options to purchase 42,576 shares.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

        Section 16(a) of the Securities Exchange Act of 1934 requires that the Company's directors and executive officers and persons who own more than 10% of the Company's outstanding Common Stock file with the Securities and Exchange Commission initial reports of ownership and reports of changes in their ownership of the Company's Common Stock. Directors, executive officers and greater than 10% shareholders are required to furnish the Company with copies of the reports they file.

        To the Company's knowledge, based solely upon a review of copies of Reports of Beneficial Ownership and Changes in Beneficial Ownership furnished to it and representations that no other reports were required, its directors, executive officers, and greater than ten percent shareholders have complied with applicable Section 16(a) filing requirements.

ACCOUNTING MATTERS

        Elliott Davis, LLC, Columbia, South Carolina, certified public accountants, was appointed by the Audit Committee of the Board of Directors of the Company to examine the financial statements of the Company as of and for the year ended December 31, 2007. The Audit Committee intends to continue the services of this firm for the year ending December 31, 2008. A representative of Elliott Davis, LLC is expected to be present at the meeting to respond to any appropriate questions and to make a statement if the representative desires to do so.

        The following table sets forth the fees billed to the Company for the years ended December 31, 2007 and December 31, 2006 by Elliott Davis, LLC.

	2007	2006
Audit Fees	$106,640	$108,220
Tax Preparation Fees	26,965	22,185
All Other Fees	10,000	9,000

Total Fees	$143,605	$139,405

Audit Fees

        Audit fees represent fees billed by Elliott Davis, LLC for professional services rendered in connection with the audit of the Company's annual financial statements for 2007 and 2006, including review of the financial statements included in the Company's quarterly filings on Form 10-Q and annual filings on Form 10-K.

Tax Fees

        Tax fees represent the aggregate fees billed in each of the last two fiscal years for professional services rendered for tax return preparation, tax compliance, and tax planning.

All Other Fees

        All other fees represent the fees billed for the audit of the Company's 401(k) Plan.

        The audit committee has considered the provision of non-audit services by our principal accountant and has determined that the provision of these services was consistent with maintaining the independence of the Company's principal accountant.

        The fees billed by Elliott Davis, LLC are approved by the audit committee for the Company in accordance with the policies and procedures of the audit committee. The audit committee pre-approves all audits and the majority of non-audit services provided by the Company's independent auditors and may not engage the independent auditors to perform any prohibited non-audit services. For 2007, approximately 100% of the total fees incurred were pre-approved.

DIRECTOR NOMINATIONS AND SHAREHOLDER COMMUNICATIONS

General

        The Governance and Nominating Committee has adopted a policy regarding shareholder communications and director nominations. The Governance and Nominating Committee will consider director candidates recommended by shareholders who appear to be qualified to serve on the Company's Board of Directors and who are nominated in accordance with procedures described below.

        To submit a recommendation of a director candidate to the Governance and Nominating Committee, a shareholder must submit the following information in writing, addressed to the Governance and Nominating Committee, in care of the Corporate Secretary, at the main office of the Company at 75 Piedmont Avenue, N.E., Atlanta, Georgia 30303.

  1.
  The name of the person recommended as a director candidate;

  2.
  All information relating to such person that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, including appropriate biographical information.

  3.
  The written consent of the person being recommended as a director candidate to being named in the proxy statement as a nominee and to serving as a director if elected;

  4.
  As to the shareholder making the recommendation, his or her name, address, number of shares of Company common stock beneficially owned, the dates on which the shareholder acquired his or her shares, documentary support for any claim of beneficial ownership and his or her relationship or affiliation with the nominee; and

  5.
  A statement as to the qualification of the nominee.

        In order for a director candidate to be considered for nomination at the Company's annual meeting of shareholders, the recommendation must be received by the Committee at least 120 calendar days prior to the date the Company's proxy statements was released to shareholders in connection with the previous year's annual meeting, advanced by one year.

Director Qualifications

        The Governance and Nominating Committee considers the following criteria in selecting nominees: business experience; knowledge of the Company and the financial services industry; experience in serving as director of the Company or of another financial institution or public company generally; wisdom, integrity and ability to make independent analytical inquiries; familiarity with and participation in the communities served by the Company; commitment to and availability for service as a director of the Company; and any other factors the Governance and Nominating Committee deems relevant.

Other Shareholder Communications

        Shareholders wishing to communicate with the Board of Directors or with a particular director may do so in writing addressed to the Board, or to the particular director, and delivering it to the Corporate Secretary of the Company at the address of the Company's principal office at 75 Piedmont Avenue, N.E., Atlanta, Georgia 30303. The recipients will promptly forward such communications to the applicable director or to the Chairman of the Board for consideration at the next scheduled meeting.

Attendance at Annual Meeting

        Although the Company does not have a formal policy regarding the Board of Directors' attendance at the annual meeting, directors are expected to attend the meeting. Seven out of the nine directors attended the 2007 Annual Meeting.

Shareholder Proposals for 2009 Annual Meeting

        Shareholder Proposals.    Shareholder proposals submitted for consideration at the next annual meeting of shareholders must be received by the Company at least 120 calendar days prior to the one-year anniversary of the date of the Company's proxy statement was released to the shareholders in connection with the previous year's annual meeting. As a result, shareholder proposals submitted for consideration at the 2009 annual meeting must be received no later than December 22, 2008, to be included in the 2009 proxy materials. In addition, if the Company does not receive notice of a shareholder proposal for the annual meeting of shareholders at least 45 days before the one-year anniversary of the date that the Company's proxy statement was released to the shareholders for its previous year's annual meeting, proxies solicited by the management of the Company will confer discretionary authority upon the management of the Company to vote upon any such proposal. SEC Rule 14a-8 provides additional information regarding the content and the procedure applicable to the submission of shareholder proposals to be included in the Company's 2009 proxy statement.

OTHER MATTERS THAT MAY COME BEFORE THE ANNUAL MEETING

        The Board of Directors of the Company knows of no matters other than those referred to in the accompanying Notice of Annual Meeting of Shareholders which may properly come before the Annual Meeting. However, if any other matter should be properly presented for consideration and voting at the Annual Meeting or any adjournments thereof, it is the intention of the persons named as proxies on the enclosed form of proxy card to vote the shares represented by all valid proxy cards in accordance with their judgment of what is in the best interest of the Company.

AVAILABLE INFORMATION

        A copy of the Company's Annual Report on Form 10-K (except for exhibits thereto), quarterly reports on Form 10-Q, and any current Reports on Form 8-K are available upon request without charge. Shareholders may request a copy of these documents by contacting Cynthia N. Day, Citizens Bancshares Corporation, 75 Piedmont Avenue, N.E., Atlanta, Georgia 30303 (Telephone: (404) 575-8306). These reports are also available on our website at www.ctbconnect.com.

CITIZENS BANCSHARES CORPORATION

PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL

MEETING OF SHAREHOLDERS TO BE HELD ON MAY 28, 2008

The undersigned hereby appoints Cynthia N. Day and Samuel J. Cox as proxies, each with the power to appoint his or her substitute, and hereby authorizes them, and each of them, to represent and vote as designated all the shares of common stock of Citizens Bancshares Corporation held of record by the undersigned on April 18, 2008 at the Annual Meeting of Stockholders to be held on May 28, 2008 or any adjournments thereof.

Proposal	To elect the following persons to serve as directors for a three-year term until the 2011 annual meeting:

	Nominees:	Stephen A. Elmore
Donald Ratajczak

☐	For All Nominees	☐	Withhold Authority to Vote
	(except as noted below)		for All Nominees Listed Above

To withhold authority to vote for any nominee, write that nominee’s name below:

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION TO THE CONTRARY IS INDICATED, IT WILL BE VOTED FOR THE PROPOSAL.

DISCRETIONARY AUTHORITY IS HEREBY CONFERRED AS TO ALL OTHER MATTERS WHICH MAY COME BEFORE THE ANNUAL MEETING.

                If stock is held in the name of more than one person, all holders should sign. Signatures should correspond exactly with the name or names appearing on the stock certificate(s). When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Date:

Name(s) of Shareholder(s)

Signature(s) of Shareholder(s)

Please mark, date and sign this Proxy, and return it in the enclosed return-addressed envelope. No postage is necessary.

QuickLinks

INTRODUCTION
PROPOSAL—ELECTION OF DIRECTORS Nominees
DIRECTOR NOMINEES Class III Directors (To Serve a Term Expiring in 2011)
CONTINUING DIRECTORS Class I Directors (Term Expires 2009)
Class II Directors (Term Expires 2010)
Information About the Board of Directors and Its Committees
Executive Officers
EXECUTIVE COMPENSATION
Outstanding Equity Awards at Fiscal Year End Table
Director Compensation
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS Principal Holders of Common Stock
Common Stock Owned by Management
COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT
ACCOUNTING MATTERS
DIRECTOR NOMINATIONS AND SHAREHOLDER COMMUNICATIONS
OTHER MATTERS THAT MAY COME BEFORE THE ANNUAL MEETING
AVAILABLE INFORMATION